                                                                    EXHIBIT 99.6

                       LECSTAR COMMUNICATIONS CORPORATION
                 (FORMERLY D/B/A EMPIRE TECHNOLOGY CORPORATION)
                          AUDITED FINANCIAL STATEMENTS

                     Years ended December 31, 2000 and 1999

                                    CONTENTS

Report of Independent Auditors............................................99.6-2

Audited Financial Statements

Balance Sheets............................................................99.6-3

Statements of Operations..................................................99.6-5

Statements of Stockholders' Equity........................................99.6-6

Statements of Cash Flows..................................................99.6-7

Notes to Financial Statements.............................................99.6-8



                                     99.6-1

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
LecStar Communications Corporation
(formerly d/b/a Empire Technology Corporation)

We have audited the accompanying balance sheets of LecStar Communications Corporation (formerly d/b/a Empire Technology Corporation) as of December 31, 2000 and 1999, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LecStar Communications Corporation (formerly d/b/a Empire Technology Corporation) at December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The Company has restated its December 31, 1999 balance sheet as further discussed in Note 2.

March 21, 2001
Atlanta, Georgia

                                     99.6-2

                       LecStar Communications Corporation
                 (formerly d/b/a Empire Technology Corporation)

                                 Balance Sheets

                                                                                    DECEMBER 31
                                                                            2000                 1999
                                                                         ----------            ----------
ASSETS                                                                                         (Restated)
Current assets:
      (d) Cash and cash equivalents                                      $   90,674            $1,772,044
   Certificate of deposit                                                    55,000                     -
   Accounts receivable, net of allowance for doubtful accounts
     of $12,568 and $0 at 2000 and 1999, respectively                       116,002                     -
   Notes receivable                                                               -                30,000
   Prepaid expenses and other current assets                                100,643                80,898
                                                                         ----------            ----------
Total current assets                                                        362,319             1,882,942


Long term investments                                                       800,000             1,175,000
Intangible assets, net                                                    1,444,110             3,077,387
Management agreement, net                                                         -               647,100


Property and equipment:
   Furniture and fixtures                                                   255,703                41,609
   Network equipment                                                      3,495,715             1,367,259
   Software                                                                 539,130                67,718
   Leasehold improvements                                                   117,062                     -
   Construction in progress                                                 935,000                84,520
                                                                         ----------            ----------
                                                                          5,342,610             1,561,106
   Accumulated depreciation                                                (787,545)             (136,924)
                                                                         ----------            ----------
                                                                          4,555,065             1,424,182

Restricted cash                                                              45,000                55,000
Other assets                                                                148,276                     -
                                                                         ----------            ----------
Total assets                                                             $7,354,770            $8,261,611
                                                                         ==========            ==========

                                     99.6-3

                       LECSTAR COMMUNICATIONS CORPORATION
                 (FORMERLY D/B/A EMPIRE TECHNOLOGY CORPORATION)

                                 BALANCE SHEETS

                                                                                  DECEMBER 31
                                                                            2000                 1999
                                                                        -----------          ------------
LIABILITIES AND STOCKHOLDERS' EQUITY                                                          (Restated)
Current liabilities:
   Accounts payable                                                    $    708,681          $    239,687
   Accrued expenses                                                       1,780,431               167,491
   Unearned revenue                                                          73,508                25,595
   Current portion of notes payable                                         106,956             2,500,000
   Current portion of convertible notes payable                                   -                25,000
   Current portion of capital lease obligations                             650,960               368,405
                                                                       ------------          ------------
Total current liabilities                                                 3,320,536             3,326,178

Notes payable                                                               288,649                     -
Long-term portion of capital lease obligations                              997,624               906,733

Stockholders' equity:
   Series A Convertible Preferred stock, no par value
    (aggregate liquidation preference of $850,000):
       Authorized - 5,000,000 shares
       Issues and outstanding - 850 shares at
          December 31, 2000                                                 789,250                     -
   Common stock, $.01 par value:
     Authorized - 100,000,000 shares
     Issued and outstanding - 24,775,591 and 20,553,000 shares
       at December 31, 2000 and 1999, respectively                          247,756               205,530
   Deferred compensation                                                   (431,080)             (191,667)
   Additional paid in capital                                            18,117,766             6,328,427
   Creditor claim receivable received for stock                            (269,877)             (269,877)
   Accumulated deficit                                                  (15,705,854)           (2,043,713
                                                                       ------------          ------------
Total stockholders' equity                                                2,747,961             4,028,700
                                                                       ------------          ------------
Total liabilities and stockholders' equity                             $  7,354,770          $  8,261,611
                                                                       ============          ============

                             See accompanying notes.


                                     99.6-4

                       LECSTAR COMMUNICATIONS CORPORATION
                 (FORMERLY D/B/A EMPIRE TECHNOLOGY CORPORATION)


                            STATEMENTS OF OPERATIONS

                                                                             YEAR ENDED DECEMBER 31
                                                                             2000                 1999
                                                                         ------------          ----------
Service revenue                                                          $  1,847,988          $  104,930

   Operating expenses:
   Cost of service revenue                                                  1,588,892              111,291
   Selling, general and administrative expenses                             7,217,521            1,477,381
   Depreciation and amortization                                            1,297,721              290,556
                                                                         ------------          -----------
Total operating expenses                                                   10,104,134            1,879,228

Loss from operations                                                       (8,256,146)          (1,774,298)

Other income (expense):
   Interest expense                                                        (5,412,773)             (13,684)
   Other income                                                                 6,778               12,291
                                                                         ============          ===========
Net loss                                                                 $(13,662,141)         $(1,775,691)
                                                                         ============          ===========
Basic and diluted net loss per common share                              $      (0.65)         $     (0.10)
                                                                         ============          ===========
Weighted-average shares outstanding used in computing basic and
   diluted net loss per common share                                       21,035,400           17,430,620
                                                                         ============          ===========

                             See accompanying notes.


                                     99.6-5

                       LECSTAR COMMUNICATIONS CORPORATION
                 (FORMERLY D/B/A EMPIRE TECHNOLOGY CORPORATION)

                       STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                                        Common                      Additional
                                                          Preferred      Preferred       Stock         Common         Paid in
                                                        Stock Shares       Stock        Shares          Stock         Capital
                                                        ------------     ---------      -------       ----------    ----------
Balances at December 31, 1998                                --              --        16,753,000     $ 167,530    $1,594,877
  Issuance of common stock for cash at $1.00 per share       --              --         1,000,000        10,000       990,000
  Issuance of options to non-employees                       --              --                --            --       222,800
  Issuance of common stock in conjunction with
   acquisition of IntraLEC at $1.00 per share                --              --         2,000,000        20,000     1,980,000
  Issuance of common stock in exchange for employee
   services at $1.00 per share, November 1999                --              --           200,000         2,000       198,000
  Amortization of deferred compensation                      --              --                --            --            --
  Issuance of common stock for cash at $2.50 per share
   less issuance costs of $151,250                           --              --           600,000         6,000     1,342,750
  Net and comprehensive net loss                             --              --                --            --            --
                                                        -------       ---------       -----------     ---------    ----------
Balances at December 31, 1999                                --              --        20,553,000       205,530     6,328,427
  Issuance of stock options to employees                     --              --                --            --       165,000
  Issuance of common stock for cash at $2.50 per share
   less issuance costs of $128,500                           --              --           594,000         5,940     1,350,560
  Issuance of warrants in connection with the sale of
   convertible debentures                                    --              --                --            --       650,000
  Issuance of preferred stock for cash at $1,000 per
   share less issuance costs of $60,750                     850         789,250                --            --            --
  Conversion of debt to common stock                         --              --         3,454,036        34,540     9,189,138
  Issuance of restricted stock in exchange for employee
   services                                                  --              --           174,555         1,746       434,641
  Amortization of deferred compensation                      --              --                --            --            --
  Net and comprehensive net loss                             --              --                --            --            --
                                                        -------       ---------       -----------     ---------    ----------
Balances at December 31, 2000                               850        $789,250        24,775,591     $ 247,756   $18,117,766
                                                       ========        ========       ===========     =========   ===========

                                                                           Creditor
                                                                             Claim
                                                                           Receivable                        Total
                                                             Deferred     Received for   Accumulated     Stockholders'
                                                           Compensation      Stock         Deficit          Equity
                                                           ------------   ------------   -------------   -------------
Balances at December 31, 1998                                 $       -      $(269,877)  $   (268,022)    $  1,224,508
  Issuance of common stock for cash at $1.00 per share                -              -              -        1,000,000
  Issuance of options to non-employees                                -              -              -          222,800
  Issuance of common stock in conjunction with
   acquisition of IntraLEC at $1.00 per share                         -              -              -        2,000,000
  Issuance of common stock in exchange for employee
   services at $1.00 per share, November 1999                  (200,000)             -              -                -
  Amortization of deferred compensation                           8,333              -              -            8,333
  Issuance of common stock for cash at $2.50 per share
   less issuance costs of $151,250                                    -              -              -        1,348,750
  Net and comprehensive net loss                                      -              -     (1,775,691)      (1,775,691)
                                                              ---------     ----------   ------------     ------------
Balances at December 31, 1999                                  (191,667)      (269,877)    (2,043,713)       4,028,700
  Issuance of stock options to employees                              -              -              -          165,000
  Issuance of common stock for cash at $2.50 per share
   less issuance costs of $128,500                                    -              -              -        1,356,500
  Issuance of warrants in connection with the sale of
   convertible debentures                                             -              -              -          650,000
  Issuance of preferred stock for cash at $1,000 per
   share less issuance costs of $60,750                               -              -              -          789,250
  Conversion of debt to common stock                                  -              -              -        9,223,678
  Issuance of restricted stock in exchange for employee
   services                                                    (339,413)             -              -           96,974
  Amortization of deferred compensation                         100,000              -              -          100,000
  Net and comprehensive net loss                                      -              -    (13,662,141)     (13,662,141)
                                                              ---------      ---------   ------------
Balances at December 31, 2000                                 $(431,080)     $(269,877)  $(15,705,854)    $  2,747,961
                                                              =========      =========   ============     ============

                             See accompanying notes



                                     96.6-6

                       LECSTAR COMMUNICATIONS CORPORATION
                 (FORMERLY D/B/A EMPIRE TECHNOLOGY CORPORATION)

                            STATEMENTS OF CASH FLOWS


                                                                                    YEAR ENDED DECEMBER 31
                                                                                    2000               1999
                                                                                ------------        -----------
OPERATING ACTIVITIES
Net loss                                                                        $(13,662,141)       $(1,775,691)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation                                                                      650,621            282,223
   Management fee expense                                                            647,100                  -
   Amortization of intangible asset                                                1,633,277                  -
   Stock option compensation                                                         361,974              8,333
   Consulting services in exchange for options                                             -            222,800
   Non-cash interest expense related to issuance of convertible debentures         4,848,678                  -
   Bad debt expense                                                                   12,568                  -
   Changes in operating assets and liabilities:
     Prepaid expenses and other current assets                                       (19,745)           (44,390)
     Note receivable                                                                  30,000            (30,000)
     Accounts receivable                                                            (128,570)                 -
     Accounts payable                                                                468,994            189,513
     Accrued expenses                                                                479,759            167,491
     Unearned revenue                                                                 47,913             25,595
     Other assets                                                                   (148,276)             1,972
                                                                                ------------        -----------
Net cash used in operating activities                                             (4,777,848)          (952,154)

INVESTING ACTIVITIES
Purchases of property and equipment                                               (1,309,501)          (285,968)
Decrease in restricted cash                                                           10,000            (55,000)
Acquisition of ILD stock                                                                   -           (581,294)
Purchase of certificate of deposit                                                   (55,000)                 -
                                                                                ------------        -----------
Net cash used in investing activities                                             (1,354,501)          (922,262)

FINANCING ACTIVITIES
Proceeds from the issuance of common stock                                         1,485,000          3,348,750
Proceeds from the issuance of preferred stock                                        850,000                  -
Payment of offering costs                                                           (189,250)                 -
Proceeds from borrowing                                                            5,250,000                  -
Payment of long term debt                                                         (2,564,395)                 -
Payment of capital lease obligations                                                (380,376)                 -
                                                                                ------------        -----------
Net cash provided by financing activities                                          4,450,979          3,348,750
                                                                                ------------        -----------
Increase (decrease) in cash and cash equivalents                                  (1,681,370)         1,474,334
Cash and cash equivalents at beginning of period                                   1,772,044            297,710
                                                                                ------------        -----------
Cash and cash equivalents at end of period                                      $     90,674        $ 1,772,044
                                                                                ============        ===========

NON-CASH INVESTING AND FINANCING
Acquisition of ILD stock and intangible asset for note payable and common
   stock                                                                        $          -        $ 4,500,000
Acquisition of fixed assets via capital lease, accrued expenses, and note
   payable                                                                         2,097,002          1,275,138
Issuance of common stock for deferred compensation                                   339,413            200,000
Issuance of ILD stock to purchase equipment                                          375,000                  -
Conversion of debt to common stock                                                 5,025,000                  -

                             See accompanying notes.



                                    99.6 - 7

                       LECSTAR COMMUNICATIONS CORPORATION
                 (FORMERLY D/B/A EMPIRE TECHNOLOGY CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000


1.       DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

LecStar Communications Corporation (formerly d/b/a Empire Technology Corporation) (the "Company") was incorporated on May 18, 1998 in the state of Delaware for the purpose of becoming a Competitive Local Exchange Carrier (CLEC) which markets on a region-wide basis, a full scope of advanced telecommunications services that include local access dial tone, national and international long distance, enhanced subscriber services, high-speed data and Internet services and network management.

In late November of 1999, the Company entered into an agreement to purchase a prepaid telecommunications business which accelerated its entry into the CLEC market. Simultaneously, the Company entered into a management agreement that provided the Company the ability to operate network and management systems which allowed the Company to begin offering subscriber services in late 1999. In September of 2000, the Company closed on the purchase of the business. See
Note 2.

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company's revenues are derived principally from activation and monthly service fees to customers for usage of their telecommunications services. Activation fees are deferred and amortized over the estimated customer life. The service fees are charged to customers at a fixed rate per month. Service fees are billed one month in advance but recognized when earned. Revenues are recognized in the period in which the service is provided.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company's cash and cash equivalents consist primarily of an operating checking account and certificate of deposit. The carrying amount reported in the balance sheet approximates fair value.


                                     99.6-8

                       LECSTAR COMMUNICATIONS CORPORATION
                 (FORMERLY D/B/A EMPIRE TECHNOLOGY CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000


1.       DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

RESTRICTED CASH

At December 31, 1999, $55,000 of cash was pledged as collateral on an outstanding letter of credit related to a guarantee required by the Company's payroll processing service. At December 31, 2000, $45,000 of cash was pledged as collateral on an outstanding letter of credit related to a guarantee required in conjunction with the Company's telephone equipment operating lease. The amounts are classified as restricted cash on the balance sheets.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is stated at original cost. Depreciation is computed on a straight-line basis for financial reporting purposes over the following estimated useful lives. Depreciation expense includes depreciation of assets recorded under capital leases.

              Furniture                                   7 years

        Leasehold improvements                         Term of lease

    Network equipment and software                       3-5 years

ADVERTISING COSTS

The Company accounts for advertising costs in accordance with the American Institute of Certified Public Accountants Statement of Position No. 93-7, Reporting on Advertising Costs. The cost of print and other advertising is expensed when such costs are incurred. Advertising expenses amounted to approximately $58,000 and $12,000 for the years ended December 31, 2000 and 1999, respectively.

STOCK BASED COMPENSATION

The Company grants stock options generally for a fixed number of shares to certain employees and non-employees with an exercise price equal to or greater than the fair value of the shares at the grant date. In some instances, the Company grants stock options with an exercise price less than the fair value of the shares at the date of grant.

The Company accounts for stock option grants to employees in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), and related interpretations and, accordingly, recognizes no compensation expense for stock options with fixed terms and exercise prices equal to or greater than fair value at the date of grant.


                                     99.6-9

                       LECSTAR COMMUNICATIONS CORPORATION
                 (FORMERLY D/B/A EMPIRE TECHNOLOGY CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000


1.       DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), which provides an alternative to APB 25 in accounting for stock options issued to employees. However, the Company continues to account for stock options issued to employees in accordance with APB 25.

The Company accounts for stock warrant grants to non-employees in accordance with the fair value method of SFAS 123. In addition, the Company issues and accounts for convertible debt with stock purchase warrants in accordance with APB Opinion No.14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants".

FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF RISK

The Company's financial instruments consist of cash and cash equivalents, accounts receivable, notes receivable, accounts payable, accrued expenses, notes payable and capital lease obligations. As of December 31, 2000, the fair value of these instruments approximated their financial statement carrying amount.

INTANGIBLE ASSET

The intangible asset represents deferred compensation expense for an individual, which is being amortized over a two-year employment agreement. The amortization expense of the deferred compensation is included as a component of selling, general and administrative expenses. As of December 31, 2000 and 1999, accumulated amortization of the intangible asset was $1,706,676 and $73,399, respectively.

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"), which provides for an asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are recorded for future tax effects of temporary differences between the financial reporting and tax basis of assets and liabilities, and are measured using current tax rates and laws that are expected to be in effect when the underlying assets or liabilities are anticipated to be recovered or settled.

NET LOSS PER COMMON SHARE

Basic net loss per common share and diluted net loss per common share are presented in conformity with SFAS No. 128, "Earnings Per Share," for all periods presented. In accordance with SFAS No. 128, basic net loss per common share has been computed using the weighted-average number of shares of common stock outstanding during the period.



                                    99.6-10

                       LECSTAR COMMUNICATIONS CORPORATION
                 (FORMERLY D/B/A EMPIRE TECHNOLOGY CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000


1.       DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

NET LOSS PER COMMON SHARE (CONTINUED)

The following table presents the calculation of basic and diluted net loss per common share:

                                                                        DECEMBER 31
                                                            ----------------------------------
                                                                2000                  1999
                                                            ------------           -----------
Net loss                                                    $(13,662,141)          $(1,175,691)
                                                            ------------           -----------
Basic and diluted:
Weighted-average shares used in computing basic and
diluted net loss per common shares                            21,035,400            17,430,620
                                                            ============           ===========
Basic and diluted net loss per common share                 $      (0.65)          $     (0.10)
                                                            ============           ===========

The Company has excluded all convertible preferred stock, warrants, and outstanding stock options from the calculation of diluted loss per common share because all such securities are anti-dilutive for all periods presented. The total number of shares excluded from the calculation of diluted loss per share was 5,679,500 in 2000, and 4,537,000 in 1999.

SEGMENT INFORMATION

Statement of Financial Accounting Standard No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("FAS No. 131") establishes standards for reporting information about operating segments in annual financial statements of public business enterprises and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. Operating segments are components of an enterprise about which separate financial information is available and regularly evaluated by the chief operating decision maker(s) of an enterprise.

The Company is principally engaged in providing advanced telecommunications services. The Company's chief operating decision maker reviews financial information presented on a consolidated basis, therefore the Company considers itself to be in a single industry segment.

The Company evaluates the performance of its products based on revenues only. The Company does not assess the performance of its products on other measures of income or expense, such as operating income or net income. The Company does not produce reports for, or measure the performance of, its products based on any asset-based metrics.

                                     99.6-11

                       LECSTAR COMMUNICATIONS CORPORATION
                 (FORMERLY D/B/A EMPIRE TECHNOLOGY CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000


1.       DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

RECLASSIFICATIONS

Certain reclassifications have been made to the financial statements to conform with the current year presentation. These reclassifications had no effect on previously reported financial position or results of operations.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Company is required to adopt SFAS No. 133, as amended on January 1, 2001. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. Derivatives that are not designated as part of a hedging relationship must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, the effective portion of the hedge's change in fair value is either (i) offset against the change in fair value of the hedged asset, liability of firm commitment through income or (ii) held in equity until the hedged item is recognized in income. The ineffective portion of a hedge's change in fair value is immediately recognized in income. Adoption of SFAS No. 133 did not to have a material impact on the financial condition or results of operations.

2.       SIGNIFICANT TRANSACTIONS

On November 22, 1999, the Company entered into a Stock Redemption Agreement (the "Agreement") to acquire the CLEC prepaid telephone service business including telecommunications equipment and a customer base from ILD Telecommunications. Simultaneously, the Company entered into a Stock Purchase Agreement (the "Purchase") with an ILD shareholder to temporarily acquire his 4,700 shares of ILD common stock to be held to secure the proposed transaction with ILD. In connection with the Purchase, the Company issued to the shareholder $500,000 cash, a $2.5 million note payable and 2,000,000 shares of its common stock valued at $1.00 per share. Pursuant to the Purchase, an additional 200,000 shares were placed in an escrow account and are contingent upon a two-year employment arrangement with the former shareholder of ILD. The fair value of these escrowed shares is recorded as deferred compensation expense and is being amortized over the two-year employment agreement. In addition, the Company entered into a Management Agreement with ILD for the use of the telecommunications assets until the anticipated transaction closing date on December 15, 1999. The Agreement contemplated that the 4,700 shares of ILD stock would transfer back to ILD at closing, subject to certain management representations and warranties.


                                    99.6-12

                       LECSTAR COMMUNICATIONS CORPORATION

                 (FORMERLY D/B/A EMPIRE TECHNOLOGY CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

2.       SIGNIFICANT TRANSACTIONS (CONTINUED)

The Company originally recorded the business combination on December 1, 1999 as the consideration was paid and the transaction was valued as of the announcement date, in accordance with EITF No. 95-19, "Determination of the Measurement Date for the Market Price of Securities Issued in a Purchase Business Combination".

The originally contemplated transaction closing date was postponed due to ILD's unsuccessful transfer of title to the Company related to the telecommunications equipment. The transaction closed on September 21, 2000 after clear title to the assets was obtained. In anticipation of the closing, the two parties revised the Agreement whereby the Company was required to exchange 1,500 of the original 4,700 shares of ILD stock for the CLEC prepaid telephone service business.

As the transaction did not close until September 21, 2000, the Company has restated the December 31, 1999 balance sheet to record the fair market value of the ILD common stock received and an intangible asset related to deferred compensation for the employment of the former shareholder. In addition, the Company recorded a management agreement asset to reflect the use of the telecommunications equipment from December 1, 1999 to September 21, 2000. The management agreement was amortized over the ten month period ending September 21, 2000.

On September 21, 2000, the Company exchanged 1,500 shares of ILD common stock with a fair market value of $375,000, based on management's estimates, for the purchase of the CLEC prepaid telecommunication service business. As a result, the purchase price was allocated to the telecommunications equipment and is depreciated over its three-year economic useful life.

3.       STOCKHOLDERS' EQUITY

In September 1998, the Company issued 2,618,692 shares of its common stock to certain investors. In return, the investors assigned to the Company their creditor's claim in the amount of $2,618,692 in an entity currently in bankruptcy proceedings. The estimated fair value of this bankruptcy claim receivable of $269,877 has been recorded as a contra-equity. As of December 31, 2000, the entity was still in bankruptcy.

The Company had 7,377,000 and 4,537,000 shares of common stock reserved for future issuance to holders of stock options and warrants at December 31, 2000 and 1999, respectively.

SERIES A CONVERTIBLE PREFERRED STOCK

The Company is authorized to issue 25,000 shares of Series A Convertible Preferred Stock ("Preferred Stock"). As of December 31, 2000 there were 850 shares of Preferred Stock, $.01 par value per share, issued and outstanding.


                                    99.6-13

                       LECSTAR COMMUNICATIONS CORPORATION
                 (FORMERLY D/B/A EMPIRE TECHNOLOGY CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

3.  STOCKHOLDERS' EQUITY (CONTINUED)

SERIES A CONVERTIBLE PREFERRED STOCK (CONTINUED)

Holders of Preferred Stock have the right to convert all or a portion of their shares into shares of common stock for each share of Preferred Stock at a conversion rate of 250 shares of common stock per preferred share. At December 31, 2000, the Company has reserved 212,500 shares of unissued common stock in the event the outstanding preferred shares are converted. The Preferred Stock is subject to automatic conversion in the event of an initial public offering and sale of the common stock of the Company in which the Company is valued on a post initial public offering valuation of $20,000,000 or more (the "IPO Triggering Event").

So long as any shares of Preferred Stock shall be outstanding, the Company will not declare or pay any dividends on any common or Preferred Stock whatsoever.

STOCK OPTIONS

During 2000, the Company granted 2,840,000 options and warrants for shares of its common stock. The options and warrants granted in 2000 have varying vesting schedules, but typically vest either immediately or over a six-year period. The options and warrants granted during 2000 expire in the year 2005 or 2010.

A summary of employee stock option activity for 2000 and 1999 follows:

                                                                         WEIGHTED AVERAGE
                                                     OPTIONS              EXERCISE PRICE
                                                    ----------           ----------------
Outstanding at December 31, 1998                            -                    -
   Granted during 1999                              3,980,000                 $1.00
   Exercised during 1999                                    -                     -
   Forfeited during 1999                                    -                     -
                                                    ---------                 -----
Outstanding at December 31, 1999                    3,980,000                 $1.00
                                                    ---------                 -----
Granted during 2000                                 2,340,000                 $2.94
   Exercised during 2000                                    -                     -
   Forfeited during 2000                                    -                     -
                                                    ---------                 -----
Outstanding at December 31, 2000                    6,320,000                 $1.72
                                                    =========                 =====

Total compensation cost recognized for the year ended December 31, 2000 for stock-based employee compensation awards was $361,975.

                                    99.6-14

                       LECSTAR COMMUNICATIONS CORPORATION
                 (FORMERLY D/B/A EMPIRE TECHNOLOGY CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

3.  STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTIONS (CONTINUED)

The following table summarizes information regarding options and warrants outstanding and exercisable at December 31, 2000:

                                       WEIGHTED AVERAGE
     EXERCISE         NUMBER        REMAINING CONTRACTUAL       NUMBER
       PRICE        OUTSTANDING        LIFE (IN YEARS)        EXERCISABLE
     ---------      -----------     ---------------------     -----------
       $1.00         4,647,000               3.71              4,647,000
        2.50           665,000               4.41                665,000
        3.00         1,300,000               9.39                100,000
        3.22           760,000               9.20                 50,000
        4.00             5,000               4.44                  5,000
                     ---------                                 ---------
                     7,377,000                                 5,467,000

In 2000, the Company issued warrants to acquire 500,000 shares of common stock in conjunction with the issuance of $5,000,000 of convertible debentures. The Company determined the fair value of these warrants using the Black-Scholes valuation model. The fair value of the warrants of $650,000 was recognized as interest expense for the year ended December 31, 2000.

In 2000, the Company granted a restricted stock award to a member of its board of directors for 174,555 shares of common stock. The restricted shares vest over a two-year period. The intrinsic value of the restricted stock is $436,388. The Company recognized $96,975 of compensation expense for the year ended December 31, 2000. The remaining $339,413 is recorded as deferred compensation at December 31, 2000 and amortized over the remaining three-year restricted period.

The Company has elected to follow APB 25 and related interpretations in accounting for its stock options issued to employees rather than the alternative fair value accounting provided for under SFAS 123. Under APB 25, when the exercise price of the Company's stock options granted to employees equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized. For the year ended December 31, 1999, the Company recognized no compensation expense for employee stock options.

                                    99.6-15

                       LECSTAR COMMUNICATIONS CORPORATION
                 (FORMERLY D/B/A EMPIRE TECHNOLOGY CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

3.  STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTIONS (CONTINUED)

Pro forma information regarding net income is required by SFAS 123, which also requires that the information be determined as if the Company had accounted for its employee stock options granted under the fair value method. The effects of applying SFAS 123 for providing pro forma information is not likely to be representative of the effects on reported net income for future periods. If the Company had elected to account for its employee stock options under the fair value method of SFAS 123, the Company's net loss would have increased to the pro forma amount below:

                                                              DECEMBER 31
                                               --------------------------------------
                                                       2000                  1999
                                               --------------        ----------------
As reported                                    $  (13,662,141)       $    (1,775,691)
Pro forma                                      $   (4,290,991)       $    (2,452,291)

The fair value of these options was estimated at the date of grant using the Black-Scholes Method with the following weighted-average assumptions for 2000: risk-free interest rate of 6.43%, no dividend yield; a .728 volatility factor; and a weighted-average expected life of the options of 3 years.

The weighted average fair value of the employee stock options granted during the year ended December 31, 2000 and 1999 is $1.56 and $0.17 per share, respectively.

4.  INCOME TAXES

At December 31, 2000 and 1999, the Company had net operating loss carryforwards for federal income tax purposes of approximately $6,963,000 and $291,000, respectively, which begin to expire in 2019. The Company's net operating loss carryforwards may be subject to certain limitations on annual utilization in the event of changes in ownership of the Company. These limitations could significantly reduce the amount of the net operating loss carryforwards available to the Company in the future.


                                    99.6-16

                       LECSTAR COMMUNICATIONS CORPORATION
                 (FORMERLY D/B/A EMPIRE TECHNOLOGY CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

4.  INCOME TAXES (CONTINUED)

A reconciliation of the provision for income taxes (benefit) to the federal statutory rate is as follows:

                                                         2000                  1999
                                                     -----------           ------------
Tax at statutory rate                                $(4,645,128)          $   (603,735)
State taxes                                             (546,486)               (71,028)
Non-cash interest expense                              1,790,702                      -
Other                                                    (94,423)                 3,032
Valuation allowance                                    3,495,335                671,731
                                                     -----------           ------------
                                                     $         -           $          -
                                                     ===========           ============

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                         DECEMBER 31
                                                             -----------------------------------
                                                                 2000                    1999
                                                             ------------              ---------
Assets:
Depreciation and amortization                                 $ 1,024,800              $ 76,412
Start-up costs                                                    509,699               637,124
Charitable contributions                                            1,596                     -
Accrued expenses                                                    3,800                     -
Deferred compensation                                              41,167                     -
Net operating loss                                              2,696,080               110,626
                                                              -----------              --------
Total deferred tax assets                                       4,277,142               824,162

Liabilities:
Prepaid assets                                                     (8,545)                 (595)
                                                              -----------              --------
Total deferred tax liabilities                                     (8,545)                 (595)

Valuation allowance                                            (4,268,597)             (823,567)
                                                              -----------              --------
Net deferred tax assets (liabilities)                         $         -              $      -
                                                              ===========              ========



                                    99.6-17

                       LECSTAR COMMUNICATIONS CORPORATION
                 (FORMERLY D/B/A EMPIRE TECHNOLOGY CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000


4.  INCOME TAXES (CONTINUED)

The temporary differences and carryforwards, which give rise to significant portions of the Company's deferred income tax assets, relate primarily to start-up costs and amortization of intangible assets. The Company has elected under IRC Section 195(d) to capitalize its start-up costs for income tax purposes. All capitalized start-up costs will be amortized over a 60-month period commencing with the date business begins. Business began in late November 1999.

For financial reporting purposes, the Company has recorded a valuation allowance against deferred tax assets as management has determined that it is not more likely than not that the deferred tax assets for which the allowance has been established will materialize.

5.  LEASE COMMITMENTS

Property and equipment includes the following amounts for leases that have been capitalized:

                                                                       DECEMBER 31
                                                          ----------------------------------
                                                               2000                  1999
                                                          ------------            ----------
Network equipment                                           $2,028,959            $1,275,138
Less accumulated amortization                                 (493,603)             (121,911)
                                                            ----------            ----------
                                                            $1,555,459            $1,153,227
                                                            ==========            ==========

Future minimum lease payments under capital leases consist of the following:

                                                                     DECEMBER 31
                                                           --------------------------------
                                                              2000                  1999
                                                           ----------            ----------
2001                                                       $  946,142            $  508,635
2002                                                          941,946               597,070
2003                                                          178,518               414,710
                                                           ----------            ----------
Total minimum lease payments                                2,066,606             1,520,415
Less amounts representing interest                           (418,022)             (245,277)
                                                           ----------            ----------
Present value of net minimum lease payments                 1,648,584             1,275,138
Less current portion                                         (650,960)             (368,405)
                                                           ----------            ----------
                                                           $  997,624            $  906,733
                                                           ==========            ==========


                                    99.6-18

                       LECSTAR COMMUNICATIONS CORPORATION
                 (FORMERLY D/B/A EMPIRE TECHNOLOGY CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000



5.  LEASE COMMITMENTS (CONTINUED)

Total rent expense for all operating leases was $181,925 and $33,000 during the years ended December 31, 2000 and 1999, respectively. Future minimum lease payments under the non-cancelable operating leases as of December 31, 2000, with initial lease terms of at least one year at the time of inception, are as follows:

            2001                                  $ 383,755
            2002                                    400,217
            2003                                    366,637
            2004                                    333,442
            2005                                     60,672
            Thereafter                                    -
                                                 ----------
            Total                                $1,544,723
                                                 ==========

6.  LONG-TERM DEBT AND LINE OF CREDIT AGREEMENTS

Long-term debt consists of the following:

                                                                                      DECEMBER 31
                                                                                  ------------------------
                                                                                    2000          1999
                                                                                  --------     -----------
Convertible note payable:

Aggregate principal amount of $25,000 together with interest at 8% per annum, due August 1, 2000; any of the principal amount of the loan is convertible at the option of the payee into the common
stock of the Company at $1.00 per share                                           $      -      $   25,000

Notes payable:

Aggregate principal amount of $2,500,000 together with interest at
7.5% per annum, due March 31, 2000                                                       -       2,500,000

Aggregate principal amount of $210,000 together with interest at
12.25% per annum, due April 30, 2002                                               145,605               -




                                    99.6-19

                       LECSTAR COMMUNICATIONS CORPORATION
                 (FORMERLY D/B/A EMPIRE TECHNOLOGY CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

                                                              DECEMBER 31
                                                        -------------------------
                                                          2000            1999
                                                        ---------      ----------
Revolving line of credit:

Maximum aggregate principal amount not to exceed
  $3,500,000 bearing interest at 24% per annum,
  due June 30, 2002                                       250,000               -
                                                        ---------      ----------
                                                          395,605       2,525,000
Less: current portion of long-term debt                  (106,956)     (2,525,000)
                                                        ---------      ----------
Total long-term debt                                    $ 288,649      $        -
                                                        =========      ==========

On November 22, 1999, the Company issued a $2,500,000 note payable to the former shareholder of ILD, who is now an officer of the Company, in conjunction with the acquisition of 4,700 shares of ILD stock. The Company repaid this liability in 2000.

On December 26, 2000, the Company borrowed $250,000 on a credit line with Sherman LLC. The remaining amount of credit available is $3,250,000. The note bears interest at 24% per annum and is due on June 30, 2002.

In July 2000, the Company executed a Securities Purchase Agreement (the "Agreement") which provides for the issuance of an aggregate principal amount of $5,000,000 of the Company's 7% Convertible Debentures due July 31, 2002. The debentures are convertible into the Company's common stock at a rate of $1.50 per share. In addition, the Agreement provides for the issuance of warrants for the Company's common stock in the amount of 10% of the principal amount of debentures purchased.

Beginning on March 31, 2000 through December 8, 2000, the Company issued $5,000,000 of convertible debentures (convertible at $1.50 per share) and 500,000 warrants (at a strike price of $2.50 per share) to three third-party lenders. The fair market value of the Company's stock on the dates of grant was $2.50 per share. The Company recorded the fair value of the warrants at each issuance based on the Black-Scholes option pricing model resulting in a debt discount of $650,000. On December 31, 2000, the Company converted the outstanding $5 million in principal and $136,305 of accrued interest at a rate of $1.50 per share, resulting in the issuance of 3,424,203 shares of common stock to the holders of the convertible debentures.



                                    99.6-20

                       LECSTAR COMMUNICATIONS CORPORATION
                 (FORMERLY D/B/A EMPIRE TECHNOLOGY CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

6.  LONG-TERM DEBT AND LINE OF CREDIT AGREEMENTS

At the conversion date, December 31, 2000, the Company recorded $3,966,670 of interest expense to recognize the intrinsic value of the benefical converstion feature and the entire amortization of such feature. In addition, the Company issued 90,870 shares of common stock based on accrued interest of $136,305 at an annual rate of 7% on the outstanding $5 million debenture. As the shares were issued at a conversion rate of $1.50 per share while the fair market value of the Company's common stock at the date of conversion was $2.50, this resulted in additional interest expense of $90,870.

Scheduled maturities of long-term debt as of December 31, 2000 are as follows:

     2001                                          $ 106,956
     2002                                            288,649
     2003                                                  -
     2004                                                  -
     2005                                                  -
     Thereafter                                            -
     Less current portion                           (106,956)
                                                   ---------
Total long term notes payable                      $ 288,649
                                                   ==========

7.  SUBSEQUENT EVENTS

On January 25, 2001, Corzon, Inc., a Texas corporation ("Corzon"), completed its acquisition by merger (the "Acquisition") of the Company, according to the terms of an Agreement and Plan of Merger that was executed on January 5, 2001. The Company is now a wholly-owned subsidiary of Corzon. The Company was acquired by Corzon in a stock-for-stock transaction in which the former shareholders of the Company now own approximately 89% of Corzon's outstanding common stock assuming the conversion of the outstanding convertible securities of each Company. The transaction will be accounted for as a reverse acquisition.

In connection with the Acquisition, Corzon's Board of Directors (the "Board") voted to change its name to LecStar Corporation. In addition, the Board approved a 1-for-60 reverse split of the outstanding common stock of Corzon.

In connection with the Acquisition, Corzon entered into an equity line financing agreement whereby an institutional investor has committed to purchase, up to $25,000,000 in Corzon stock, upon the registration of the stock, over a thirty-six month period, at the sole discretion of Corzon. Additionally, Corzon entered into a separate credit agreement that will provide, upon fulfillment of certain conditions, up to $3,500,000 in revolving credit to Corzon. The credit facility also provides for the issuance of warrants in an amount equal to 10% of the amount drawn from the credit facility. Beginning in January 2001, the Company drew $2,600,000 on its revolving line of credit. Additionally, the Company issued 313,531 warrants valued at $285,000.


                                    99.6-21